UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2007, the board of directors of Sunrise Senior Living, Inc. (the “Company”) expanded the size of the board from seven to eight members and appointed Stephen D. Harlan to the newly created directorship in the class of directors whose term of office expires at the 2008 annual meeting of stockholders.

Mr. Harlan was vice chairman of KPMG Peat Marwick, where he also served on KPMG's international council, board of directors, and management committee. In June 1995, President Clinton appointed Mr. Harlan to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as vice chairman until September 1998. Mr. Harlan also served as a director of FBR Asset Investment Corporation, a real estate investment trust that invested in mortgage-backed securities and in debt and equity securities of companies engaged in real estate-related and other businesses, since its founding in 1997 and, upon the merger of FBR Asset Investment Corporation with Friedman, Billings, Ramsey Group, Inc., an investment banking firm, in March 2003, he became a director of Friedman, Billings, Ramsey Group, Inc. He also serves as chairman of the audit committee of its board of directors. He is the chairman of Harlan Enterprises, LLC, a specialized real estate firm that invests in commercial real estate. Before joining Harlan Enterprises, LLC, he was chairman of H.G. Smithy, a specialized real estate firm that provides mortgage banking, finance, investment advisory and property management services to commercial real estate investors, from 1993 to 2001. Mr. Harlan is a member of the board of directors of Harris Interactive Inc., a market research, polling and consulting company and of ING Direct Bank, a retail virtual bank offering services over the internet, phone or by mail. He is also a director of Medstar Health, a non-profit, community-based healthcare organization serving the Baltimore/Washington region, a director of the Loughran Foundation, a non-profit organization dedicated to education and the performing arts, and a Trustee of the Carnegie Endowment for International Peace, a private, non-profit organization dedicated to advancing cooperation between nations and promoting active international engagement by the United States.

In addition to his appointment as a director of the Company, Mr. Harlan was also appointed as a member of the audit committee. In connection with Mr. Harlan's appointment as a director, the Company's board determined that Mr. Harlan is "independent" within the meaning of the rules of the New York Stock Exchange and the Company's corporate governance guidelines and qualifies as an "audit committee financial expert" as defined under the rules of the Securities and Exchange Commission.

Mr. Harlan will receive a $75,000 annual retainer paid to each of Sunrise’s non-management directors and $1,000 per committee meeting attended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: June 25, 2007	By:	/s/ John F. Gaul
John F. Gaul
General Counsel